SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant  /X/

Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement            / / Confidential, for use of
/X/ Definitive Proxy Statement                 the Commission only (as
/ / Definitive Additional Materials            permitted by Rule
/ / Soliciting Material Pursuant to            14a-6 (e)(2)
    Rule 14a-11 (c) or Rule 14a-12


                         TGC INDUSTRIES, INC.
-----------------------------------------------------------------------------
             (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

/X/ No fee required.

//  Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11
    (1) Title of each class of securities to which transaction applies.
    (2) Aggregate number of securities to which transaction applies.
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).
    (4) Proposed maximum aggregate value of transaction.
    (5) Total fee paid.

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                       TGC INDUSTRIES, INC.
                   1304 Summit Avenue, Suite 2
                       Plano, Texas 75074

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held June 5, 1997


To the Shareholders of
TGC INDUSTRIES, INC.

     The annual meeting of the shareholders of TGC Industries, Inc. (Company) will be held at Janney Montgomery Scott Inc., 8th Floor Conference Room, 26 Broadway, New York, New York 10004 on June 5, 1997 at 10:00 A.M., New York time, for the following purposes:

     1. To elect five (5) directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

     2. To ratify the selection of Grant Thornton LLP as independent auditors; and

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement. Only shareholders of record at the close of business on April 18, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid. You may revoke the proxy at any time before the commencement of the meeting.

                     By order of the Board of Directors:

                     /s/ William J. Barrett
                     William J. Barrett
                     Secretary


Plano, Texas
April 21, 1997

                             IMPORTANT
     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

                          TGC INDUSTRIES, INC.
                       1304 Summit Avenue, Suite 2
                          Plano, Texas 75074



                            PROXY STATEMENT
            ANNUAL MEETING OF SHAREHOLDERS -- June 5, 1997

     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the management of TGC Industries, Inc. (the "Company") for use at the annual meeting of shareholders to be held at Janney Montgomery Scott Inc., 8th Floor Conference Room, 26 Broadway, New York, New York on June 5, 1997 and at any adjournment thereof. The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company's shareholders on or about April 21, 1997.


                  COSTS OF PROXY SOLICITATION

     Although solicitation (the total expense of which will be borne by the Company) is to be made primarily through the mail, the Company's officers and/or employees and those of its transfer agent may solicit proxies by telephone, telegram, or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation. Further, brokerage firms, fiduciaries, and others may be requested to forward solicitation material regarding the meeting to beneficial owners of the Company's Common Stock, and in such event the Company will reimburse them for all accountable costs so incurred.


                         ACTION TO BE TAKEN

     Action will be taken at the meeting to (1) elect a Board of Directors,
(2) ratify selection of Grant Thornton LLP as independent auditors, and (3) transact such other business as may properly come before the meeting and any adjournment thereof. The proxy will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date. Furthermore, such person may nevertheless elect to attend the meeting and vote in person, in which event the proxy will be suspended.

                        OUTSTANDING STOCK

     The Company's Restated Articles of Incorporation authorize 25,000,000 shares of Common Stock with a par value of $.10 per share and 4,000,000 shares of Preferred Stock with a par value of $1.00 per share. As of April 18, 1997 (the "Record Date"), which is the date as of which the record of shareholders entitled to vote at the meeting was determined, there were 6,315,738 shares of the Company's Common Stock outstanding and 1,148,850 shares of the Company's Preferred Stock outstanding.

     In voting on all matters expected to come before the meeting, a shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock and Preferred Stock held in his name on the Record Date. The Company's Restated Articles of Incorporation prohibit cumulative voting.


                      SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to Management to be the beneficial owner(s) as of March 20, 1997 of more than five percent (5%) of the Company's Common Stock or Preferred Stock. Such tabulation also sets forth the number of shares of the Company's Common Stock or Preferred Stock beneficially owned as of March 20, 1997 by all of the Company's directors and nominees (naming them), executive officers, and all directors and officers of the Company as a group (without naming them). Persons having direct beneficial ownership of the Company's Common Stock or Preferred Stock possess the sole voting and dispositive power in regard to such stock. The Preferred Stock is freely convertible into shares of Common Stock at the conversion price per share of Common Stock of $0.75 if converted prior to close of business on July 1, 1998, at the conversion price per share of Common Stock of $1.25 if converted after July 1, 1998 but prior to close of business on July 1, 1999, and at the conversion price per share of Common Stock of $2.00 thereafter. Ownership of Preferred Stock is deemed to be beneficial ownership of Common Stock at the conversion price per share of $0.75 under Rule 13d-3(d) (1) promulgated under the Securities Exchange Act of 1934. As of March 20, 1997, there were 6,315,738 shares of Common Stock and 1,148,850 shares of Preferred Stock outstanding.


Name and Address      Title of Class     Amount & Nature     Approximate
of Beneficial Owner                      of Beneficial        % of Class (1)
                                         Ownership

Allen T. McInnes      Common Stock        1,632,284 (2)(3)      23.64%
Tetra Technologies    Preferred Stock        63,162              5.50%
25025 Interstate 45 N.
The Woodlands, TX 77380

Robert J. Campbell     Common Stock         229,888 (2)(3)(4)    3.58%
TGC Industries, Inc.   Preferred Stock        3,000 (4)             *
1304 Summit Ave.,
Ste 2
Plano, Texas 75074

Wayne A. Whitener       Common Stock         93,451 (2)(3)       1.47%
TGC Industries, Inc.    Preferred Stock       3,000                *
1304 Summit Ave.,
Ste 2
Plano, Texas 75074

William J. Barrett      Common Stock      1,072,912(2)(3)(6)     15.87%
26 Broadway,            Preferred Stock      50,000 (6)           4.35%
Suite 829
New York, NY 10004

Herbert M. Gardner      Common Stock        801,290 (2)(3)(5)    11.97%
26 Broadway,            Preferred Stock      40,000 (5)           3.48%
Suite 829
New York, NY  10004

Ken Uselton             Common Stock         18,673 (3)            *
TGC Industries, Inc.
1304 Summit Ave.,
Ste 2
Plano, Texas 75074

Gerlach & Co.           Common Stock         933,333 (2)         13.67%
111 Wall Street,        Preferred Stock       80,000              6.96%
8th Floor
New York, NY

Special Situations      Common Stock         333,333 (2)          5.01%
Cayman Fund L.P.        Preferred Stock       50,000              4.35%

Special Situation       Common Stock       1,000,000 (2)         13.51%
Fund III L.P.           Preferred Stock      150,000             13.06%

All directors and       Common Stock       3,848,501             48.90%
officers as             Preferred Stock      159,162             13.85%
a group (6 persons)

_________________________

*Denotes less than 1% beneficial ownership.

     (1) The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In making these calculations, shares of Common Stock beneficially owned by a person as a result of the ownership of Preferred Stock and certain options and warrants were deemed to be currently outstanding solely with respect to the holders of such Preferred Stock, options, and warrants.

     (2) Includes the number of shares of Common Stock which are deemed to be beneficially owned as a result of ownership of shares of Preferred Stock, which Preferred Shares ($5.00 per share) are freely convertible into shares of Common Stock at the conversion price per shares of Common Stock of $.75 through July 1, 1998.

     (3) Includes the number of Shares of Common Stock set forth opposite the person's name in the following table, which shares are beneficially owned as a result of the ownership of Stock Options and Stock Purchase Warrants.

                         Stock                    Warrants
                        Options

Allen T. McInnes           -0-                     168,674

Robert J. Campbell         67,500                   12,500

Wayne A. Whitener          18,000                     -0-

Herbert M. Gardner         -0-                     111,850

William J. Barrett         -0-                     111,850*

Ken Uselton                 3,000                      -0-

All directors and officers
as a group (6 persons)     88,500                   404,874

---------------------------

*Excludes 7,500 Warrants owned Mr. Barrett's wife. Mr. Barrett disclaims beneficial ownership of such Warrants.

     (4) Excludes 28,625 shares of Common Stock owned by Robert J. Campbell's wife and also excludes 13,333 shares purchasable upon the conversion of Preferred Stock owned by Mr. Campbell's wife. Mr. Campbell has disclaimed beneficial ownership of these shares.

     (5) Excludes 83,848 shares of Common Stock owned by Herbert M. Gardner's wife and also excludes 13,333 shares purchasable upon the conversion of Preferred Stock owned by Mr. Gardner's wife. Mr. Gardner has disclaimed beneficial ownership of these shares.

     (6) Excludes 71,775 shares of Common Stock owned by William J. Barrett's wife and also excludes 66,666 shares purchasable upon the conversion of Preferred Stock owned by Mr. Barrett's wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

Depositories such as The Depository Trust Company (Cede & Company) as of March 20, 1997 held, in the aggregate, more than five percent (5%) of the Company's then outstanding Common Stock voting shares. The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof. The Company has no reason to believe that any of such beneficial owners hold more than five percent (5%) of the Company's outstanding voting securities.

                MANAGEMENT AND NOMINEES FOR DIRECTOR

     Five (5) directors, comprising the entire membership of the Company's Board of Directors, are to be elected at the annual meeting of shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for a term of one year and until their successors are duly elected and have qualified.

     Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors. The Management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of Management, the nominees intend to serve the entire term for which election is sought. There are no family relationships by blood, marriage, or adoption between any director or executive officer, or person nominated or chosen to become a director or executive officer. Only five (5) nominees for director are named, even though the Company's bylaws allow a maximum of nine, since the proposed size of the board is deemed adequate to meet the requirements of the Board of Directors. Up to two vacancies may be filled by the Board of Directors under Texas law during the time between any two successive annual shareholder meetings if suitable persons are designated. The information set forth below with respect to each of the nominees has been furnished by each respective nominee. Each executive officer of the Company is a nominee as set forth below with the exception of Ken Uselton (age 54) who has served as Division Controller since 1995 and Treasurer since August 1, 1996.


Name, Age, and                          Served as
Business Experience                     Executive               Positions
                                        Officer Since           with Company

Allen T. McInnes, 59                    July 1993               Chairman
     Chairman of the Board and                                  of the Board
     Chief Executive Officer of
     the Company from August 1993
     to March, 1996; Executive
     Vice-President and Director of
     Tenneco, Inc. 1960-1992;
     Director of Tetra Technologies,
     President and CEO since
     April 1, 1996; Director of
     NationsBank Texas 1990-1993.

Robert J. Campbell, 65                      1986                Vice-Chairman
     Chief Executive Officer                                     of the Board
     of the Company since                                        and CEO
     March, 1996 and Vice-Chairman
     of the Board since August 1993;
     Chairman of the Board and
     CEO of the Company from
     July 1986 to July 1993; from
     1979-1986 served as President
     and Chief Executive Officer
     of Supreme Industries, Inc.,
     a manufacturer of specialized
     truck bodies and shuttle buses;
     Director of Supreme Industries,
     Inc.

Wayne A. Whitener, 45                       1986               President of
     President, Director, and Chief                            the Company
     Operating Officer of the Company;                         and COO
     President of the Geophysical
     Division since 1984; served as
     Vice President of TGC from 1983
     to 1984; Area Manager for Grant
     Geophysical Co. from December 1978
     until July 1983.

William J. Barrett, 57                      1986               Secretary of
    Director of the Company;                                   the Company
     Senior Vice President of
     Janney Montgomery Scott
     Inc., investment bankers,
     since 1966; Secretary of
     the Company since 1986;
     Secretary, Assistant
     Treasurer, and a Director
     of Supreme Industries, Inc.,
     a manufacturer of specialized
     truck bodies and shuttle
     buses, since 1979; Director of
     Frederick's of Hollywood, Inc., an
     apparel marketing company;
     Director of Shelter Components
     Corporation, a supplier to the
     manufactured housing industry;
     Secretary and a Director of The
     Western Systems Corporation, a
     company seeking to redeploy its
     cash assets through suitable
     investments and business
     combinations.

Herbert M. Gardner, 57                      1986                  None.
     Director of the Company;
     Senior Vice President of
     Janney Montgomery Scott Inc.,
     investment bankers, since
     1978; Chairman of the Board
     and a Director of Supreme
     Industries, Inc., a manufacturer
     of specialized truck bodies
     and shuttle buses, since 1979,
     and President since 1992;
     a Director of Shelter Components
     Corporation, a supplier to the
     manufactured housing industry;
     Director of Nu Horizons
     Electronics Corp., an electronic
     component distributor; Director
     of Transmedia Network, Inc.,
     a company that markets a charge
     card offering savings to the
     Company's card members at
     participating restaurants and
     also provides savings on the
     purchase of certain other
     products and services; Director

     of Hirsch International Corp., an
     importer of computerized
     embroidery machines and supplies,
     and developer of embroidery machine
     application software; Director of The
     Western Systems Corporation, a
     company seeking to redeploy its
     cash assets through suitable
     investments and business combinations.


          The Company's Board of Directors recommends that you vote FOR the nominees named above for election to the Board of Directors.


            COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee comprised of Messrs. McInnes, Gardner, Barrett and Campbell. The Executive Committee, which met two times during the fiscal year ended December 31, 1996, is charged by the Company's bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to the limitations contained in the bylaws. The Executive Committee is also responsible for reviewing the compensation of the independent auditors; conferring with the outside auditors to assure that personnel in the treasurer's and controller's departments are adequately trained and supervised; meeting periodically with the independent auditors, Board of Directors, and certain officers of the Company to insure the adequacy of internal controls and reporting; reviewing the financial statements and conducting pre-audit and post-audit review to assure the adequacy of all phases of the audit; and performing any other duties or functions deemed appropriate by the Board.

     No compensation is paid to members of the Board of Directors, other than the reimbursement of out-of-pocket expenses for travel to meetings of the Board of Directors.

     The Board of Directors does not have audit, nominating, or compensation committees. The functions of a compensation committee are performed by the entire Board of Directors.

     During the fiscal year ended December 31, 1996, the Board of Directors held ten (10) special meetings in addition to its regular meeting.

                       EXECUTIVE COMPENSATION

     The table below sets forth on an accrual basis all cash and cash equivalent remuneration paid by the Company during the year ended December 31, 1996 to the Chief Executive Officer and any other executives whose salary and bonus exceeded $100,000, if any.

                           Summary Compensation Table

                         Annual Compensation

Name and                                                          All
Principal                                             Options/   Other
Position      Year  Salary      Bonus       Stock     SAR's    Compensation


R.J. Campbell 1996   $95,580     -0-          -0-       -0-     $8,721 (1)
Vice Chairman 1995   $93,600   $18,500 (4)    -0-       -0-     $7,482 (2)
& CEO         1994   $92,892   $15,000 (5)    -0-       -0-     $7,930 (3)

Allen T.      1995   $99,539      -0-         -0-       -0-     $9,644 (6)
McInnes       1994   $99,339      -0-         -0-       -0-     $5,494 (7)
Chief
Executive
Officer

     (1) Represents personal use of Company vehicle ($2,593), and Company's payment for personal income tax preparation ($900), Company's contribution to 401-K program ($3,149), and life insurance premiums ($2,079) in 1996.

     (2) Represents personal use of Company vehicle ($1,254), Company's payment for personal income tax preparation ($900), Company's contribution to 401-K program ($3,924), and life insurance premiums ($1,404) in 1995.

     (3) Represents personal use of Company vehicle ($1,864), and Company's payment for personal income tax preparation ($900), Company's contribution to 401-K program ($3,762), and life insurance premiums ($1,404) in 1994.

     (4)  A 1994 bonus of $18,500 paid in 1995.

     (5)  A 1993 bonus of $15,000 paid in 1994.

     (6) Mr. McInnes resigned as Chief Executive Officer of the Company in March, 1996. Prior to that time, Mr. McInnes was President and Chief Executive Officer of TGC Industries, Inc. Represents personal use of Company vehicle ($5,260), life insurance premiums ($900), and Company's contribution to 401-K program ($3,484).

     (7) Represents personal use of Company vehicle ($575), life insurance premiums ($900) and Company's contribution to 401-K program ($4,019).

     The Company maintains Club memberships for certain of its executive officers. Although these memberships may be utilized from time-to-time for non-business purposes, the costs attributable to non-business purposes were not material. The Company believes that the aggregate amounts of such personal benefits do not exceed 10% of cash compensation paid to any individual in the table or, with respect to the group of all executive officers, ten percent (10%) of the aggregate cash compensation paid to the members of such group.

                             (401(k) PLAN

     In 1987, the Company implemented a 401(k) salary deferral plan (the
Plan) which covers all employees who have reached the age of 20-1/2 years and have been employed by the Company for at least one year. The covered employees may elect to have an amount deducted from their wages for investment in a retirement plan. The Company has the option, at its discretion, to make contributions to the Plan. Effective January 1, 1990, the Company determined in its discretion to make a matching contribution to the Plan equal to 10% of the employees' contributions up to 6% of those employees' compensation. On July 24, 1991, to be effective August 5, 1991, the Board of Directors increased the Company's matching contribution to the Plan to fifty cents ($.50) for every one dollar ($1.00) of compensation a participant defers under the Plan up to 6% of those employees' compensation. Beginning January 4, 1993, the Board of Directors discontinued the matching contribution to the Plan. Concurrently with the acquisition of Chase Packaging, the Board of Directors reinstated contributions to the 401(k) salary deferral plan. The Company makes a matching contribution to the Plan equal to the sum of seventy-five percent (75%) of each Participant's salary reduction contributions to the Plan for such Plan year which are not in excess of three percent (3%) of the Participant's compensation for such Plan year, and fifty percent (50%) of each Participant's salary reduction contributions to the Plan for such Plan year which are in excess of three (3%) of the Participant's compensation but not in excess of eight percent (8%) of the Participant's compensation for such Plan year. The total amount of the Company's contribution during 1996 for the two (2) executive officers of the Company participating in the 401(k) Plan was as follows: Robert J. Campbell - $3,148.65 and Wayne A. Whitener - $2,945.78.

                         STOCK OPTION PLANS


1986 Incentive and Nonqualified Stock Option Plan

     In 1986 the Company adopted the 1986 Incentive and Non-Qualified Stock Option Plan (the "1986 Plan"). The term of the 1986 Plan was for a period of ten years with the result that the 1986 Plan terminated on July 24, 1996.

     The provisions which were contained in the 1986 Plan were comparable to the provisions contained in the 1993 Plan (hereafter described) which succeeded the 1986 Plan.

     Options granted under the 1986 Plan cover 44,668 shares which are currently outstanding. During 1996, 25,000 stock options were granted under the 1986 Plan. Any stock option outstanding as of the date of termination of the 1986 Plan will remain outstanding until it is exercised, terminated, or expires.

1993 Stock Option Plan

     On June 3, 1993, the Company's Board of Directors approved and adopted the Company's 1993 Stock Option Plan (the "1993 Plan"). At the 1994 Annual Meeting, shareholders approved the 1993 Stock Option Plan. The following paragraphs summarize certain provisions of the 1993 Stock Option Plan and are qualified in their entirety by reference thereto.

     The 1993 Plan provides for the granting of options (collectively, the "Options") to purchase shares of the Company's Common Stock to certain key employees of the Company (and/or any of its affiliates), and certain individuals who are not employees of the Company but who from time-to-time provide substantial advice or other assistance or services to the Company (and/or any of its affiliates). The 1993 Stock Option Plan authorizes the granting of options (both statutory and non-statutory) to acquire up to 750,000 shares of Common Stock, subject to certain adjustments described below, to be outstanding at any time. Subject to the foregoing, there is no limit on the absolute number of awards that may be granted during the life of the 1993 Stock Option Plan. At that time, there are approximately 350 employees of the Company, including four officers of the Company (three of whom are also directors), who, in management's opinion, would be considered eligible to receive grants under the 1993 Plan, although fewer employees may actually receive grants.

     Authority to administer the 1993 Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 1993 Stock Option Plan, the Committee has the authority, in its discretion, to award Options and to determine the terms and conditions (which need not be identical) of such Options, including the person to whom, and the time or times at which, Options will be awarded, the number of Options to be awarded to each such person, the exercise price of any such Options, and the form, terms, and provisions of any agreement pursuant to which such Options are awarded. The 1993 Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of an Option in connection with the exercise thereof.

     Subject to the limitations set forth below, the exercise price of the shares of stock covered by each 1993 Option will be determined by the Committee on the date of award.

     Unless a holder's option agreement provides otherwise, the following provisions will apply to exercise by the holder of his or her option: No options may be exercised during the first twelve months following grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year following the date of grant, options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one-hundred shares at any one time.

     The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Sec. 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded and the ISO is not exercisable after the expiration of five years from the date it is awarded. The exercise price of the shares of Common Stock covered by each Option that is not an ISO will not be less than fifty percent (50%) of the fair market value of the stock on the date of award.

     Payment for Common Stock issued upon the exercise of an Option may be made in cash or with the consent of the Committee, in whole shares of Common Stock owned by the holder of the Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Common Stock. If payment is made, in whole or in part, with previously-owned shares of Common Stock, the Committee may issue to such holder a new Option for a number of shares equal to the number of shares delivered by such holder to pay the exercise price of the previous Option having an exercise price equal to at least one-hundred percent (100%) of the fair market value per share of the Common Stock on the date of the exercise of the previous Option.

     The duration of each Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of award in the case of an ISO.

     In the event of any change in the number of shares of Common Stock effected without receipt of consideration therefor by the Company by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving Corporation, the aggregate number and class of reserved shares, the number and class of shares subject to each outstanding Option, and the exercise price of each outstanding Option will be automatically adjusted to reflect the effect thereon of such change. Unless a holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain sales of all or substantially all of the assets of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, will cause such holder's Options then outstanding to terminate, but such holder may, immediately prior to such transaction, exercise such options without regard to the period and installments of exerciseability applicable pursuant to such holder's option agreement.

     The 1993 Plan will terminate on June 3, 2003, or such earlier date as the Board of Directors may determine. Any stock option outstanding at the termination date will remain outstanding until it has been exercised, terminated, or has expired.

     The 1993 Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment which: (a) changes the number of shares of Common Stock subject to the 1993 Stock Option Plan other than by adjustment provisions provided therein, (b) changes the designation of the class of employees eligible to receive Options, (c) decreases the price at which ISO's may be granted, (d) removes the administration of the 1993 Stock Option Plan from the Committee, or (e) without the consent of the affected holder, causes the ISO's granted under the 1993 Stock Option Plan and outstanding at such time that satisfied the requirements of Sec. 422 of the Code no longer to satisfy such requirements.

     During 1996 stock options of 590,000 were granted under the Company's 1993 Stock Option Plan to officers and employees of the Company, and certain officers and employees of the Company's former subsidiary, Chase Packaging Corporation. Granted options covering 535,500 shares are outstanding at December 31, 1996 under the 1993 Stock Option Plan.

     Effective July 31, 1996, the Company's wholly-owned subsidiary, Chase Packaging Corporation ("Chase"), was spun off to the Company's shareholders. In view of this situation, and in order to provide the employees of both Chase and the Company with the maximum period available under the tax laws for exercising their options after a termination of employment, the 1993 Plan was amended to extend from thirty days to three months, the period of time following termination of employment, during which the terminating employee can exercise his or her option.

ISO's Exercised in 1996 by Officers of Company

     No Stock options were exercised by Officers of the Company in 1996.


ISO's Granted in 1996 to Officers of the Company

     Information with respect to options granted in 1996 to the Company's Vice-Chairman and CEO and the President and COO is set forth in the table below:

                    Options Granted in Last Fiscal Year

                                 % of Total
                                 Options
                     No. of      Granted to       Exercise
                     Options     Employees in       Price         Expiration
Name                 Granted     Fiscal Year     ($/Share) (a)      Date

Robert J. Campbell   50,500 (b)    8.0%           $ .52           06-03-01

Wayne A. Whitener   120,500 (c)   19.0%           $ .75           06-03-01

     (a) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already-owned shares, subject to certain conditions.

     (b) These options were granted for a term of five (5) years and 3,000 shares were granted under the Company's 1986 Incentive and Nonqualified Stock Option Plan and 47,500 shares were granted under the Company's 1993 Stock Option Plan, subject to earlier termination in certain events related to termination of employment.

     (c) These options were granted for a term of five (5) years and 3,000 shares were granted under the Company's 1986 Incentive and Nonqualified Stock Option Plan and 117,500 shares were granted under the Company's 1993 Stock Option Plan, subject to earlier termination in certain events related to termination of employment.

     The following table shows certain information with respect to options to acquire TGC's Common Stock held by the Company's Vice-Chairman and CEO and the Company's President and COO.


                        Aggregated Options Exercised
                           and FY-End Options Values

                                                                 Value of
                                                  Number of   Unexercised
                                                  Unexercised In-the-Money
                                                  Options at  Options at
                                                  FY-End (#)   FY-End ($)
                        Shares
Name and              Acquired on   Value        Exercisable/   Exercisable/
Principal Position    Exercise (#)  Realized ($)  Unexercisable Unexercisable


Robert J. Campbell     -0-           -0-          67,500/       $ 42,525.00
Vice Chairman          -0-           -0-          10,000        $  3,750.00
& CEO

Wayne A. Whitener      -0-           -0-          70,168/       $ 51,223.00
President & COO        -0-           -0-          70,000        $ 26,250.00

                        TRANSACTIONS WITH MANAGEMENT

     In 1996, the Company had outstanding Subordinated Notes payable in the amount of $365,812 to certain executive officers and directors. Interest expense of $18,579 was paid on this debt during 1996. In July 1996, the Company exchanged this debt for 73,162 shares of Series C 8% Convertible Exchangeable Preferred Stock in connection with the Private Placement.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Grant Thornton LLP to serve as auditors for the Company. It is expected that a representative of Grant Thornton LLP will be present at the shareholders' meeting with the opportunity to make a statement if he/she desires to do so and also will be available to respond to appropriate questions at the meeting.

     The Company's Board of Directors recommends that you vote FOR ratification of the selection of Grant Thornton LLP as the Company's auditors for the fiscal year ending December 31, 1997.

                              OTHER MATTERS

     The Company's management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

     A shareholder proposal intended to be presented at the Company's Annual Meeting of Shareholders in 1998 must be received by the Company at its principal executive offices in Plano, Texas on or before December 1, 1997 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                              FINANCIAL STATEMENTS

     Financial statements of the Company are contained in the Annual Report to Shareholders for the fiscal year ended December 31, 1996 enclosed herewith.


                                       By Order of the Board of Directors


                                       /s/ William J. Barrett
                                       William J. Barrett,
                                       Secretary


Plano, Texas
April 21, 1997








                           TGC INDUSTRIES, INC.
         Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders, June 5, 1997

     The undersigned hereby appoint(s) Allen T. McInnes, Robert J. Campbell, and William J. Barrett, or any of them, each with full power of substitution, as proxies, to vote all Common Stock in TGC Industries, Inc. which the undersigned would be entitled to vote on all matters which may come before the 1997 Annual Meeting of the Shareholders of the Company and any adjournments thereof.

     THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


/X/  Please mark your
     votes as in this
     example

          The Board of Directors recommends a vote FOR each of items 1 and 2:

1.  ELECTION OF DIRECTORS:
  ______  FOR all nominees     ______ Withhold authority    Nominees:
          listed at right             to vote for the         Allen T. McInnes
          (except as marked           nominees listed         Robert J. Campbell
           to the contrary            at right                Wayne A. Whitener
           below).                                            William J. Barrett
                                                              Herbert M. Gardner

INSTRUCTIONS:   To withhold authority to vote for any
                individual nominee, vote for all
                nominees and strike a line through
                the individual nominees's name listed
                at right.






2.   RATIFICATION OF SELECTION OF
     GRANT THORNTON LLP AS     _____ FOR      _____ AGAINST     _____ ABSTAIN
     INDEPENDENT AUDITORS:

Returned proxy forms when properly executed will be voted: (1) as specified on the mailer(s) listed above; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE CARD PROMPTLY.

Signature(s) _____________________________________    Date:______________

Note: Executors, trustees and others signing in a representative capacity should include their names and capacity in which they sign. PLEASE DATE AND SIGN AS SHOWN HERE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.


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